UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2012

UNSEEN SOLAR, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54392	27-1662208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Camino Elevado Bonita, CA 91902
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (619) 247-9630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

⁭      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Officer and Director

On May 9, 2012, Edward F. Meyers II resigned as Director, President, Chief Executive Officer and Chief Financial Officer of the Company.

(c)           Appointment of Officer

On May 9, 2012, the Board of Directors of the Company (the “Board”) appointed Martin Pastoriza Ramos, age 42, as President, Chief Executive Officer and Chief Financial Officer of the Company to fill the vacancy created by the resignation of Mr. Meyers.

Mr. Ramos spent nine years with First Life Company in the Philippines, as a Business Administrator.  Since 2004 he has served as Business Operations Manager for WRC Commodities in the Philippines, where he has been responsible for evaluating business transactions and making recommendations for business development.  Mr. Ramos was educated at the University of Cebu in the Philippines, where he received a Bachelor of Arts in Business and Information Technology in 1993.  Mr. Ramos’s extensive experience evaluating and managing business development opportunities will be an invaluable asset to the Company.

Mr. Ramos has not previously held any position with the Company and there is no arrangement or understanding between Mr. Ramos and any other person(s) pursuant to which he was selected as on officer of the Company.  Mr. Ramos has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Ramos had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Ramos is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Ramos, or any grant or award to Mr. Ramos or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Ramos.

(d)           Appointment of Director

On May 9, 2012, the Board appointed Mr. Ramos as a member of the Board of the Company to fill the vacancy created by the resignation of Mr. Meyers.

There are no arrangements or understandings between Mr. Ramos and any other persons, pursuant to which Mr. Ramos was selected as a director.  Mr. Ramos has not been named or, at the time of this Current Report, is not expected to be named to any committee of the Board.  For more information, please refer to (c) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNSEEN SOLAR, INC.

Date: May 14, 2012	By:	/s/ Martin Pastoriza Ramos
Name: Martin Pastoriza Ramos
Title: President